Exhibit 99.1

IEC ELECTRONICS CORP. REGAINS NYSE MKT LISTING COMPLIANCE

Newark, NY – July 11, 2013 – IEC Electronics Corp. (NYSE MKT: IEC) announced today that it had received notice from NYSE Regulation dated July 9, 2013 that the Company is now considered to have regained compliance with the listing requirements of the NYSE MKT, LLC.

In the letter from the listing Exchange, IEC was informed that based upon a review of publicly available information, the Company has resolved the continued listing deficiency with respect to Sections 134 and 1101 of the NYSE MKT LLC Company Guide. In addition, the Exchange also indicated that as is the case for all listed issuers, the Company’s continued listing eligibility will continue to be assessed on an on-going basis. To the Company’s knowledge, no further action is required with respect to this matter at this time.

About IEC Electronics

IEC Electronics Corporation is a premier provider of electronic manufacturing services (“EMS”) to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit cards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision sheet metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company’s newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when we describe what we “intend,” “expect,” “anticipate” or “estimate” will occur, and other similar statements) include, but are not limited to, all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Specific risks and uncertainties include, but are not limited to, those set forth in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q/A and Form 10-Q. Additional risks and uncertainties resulting from the restatement of our financial statements included in our Quarterly Report on Form 10-Q/A for the quarter ended December 28, 2012 and our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012 could, among others, (i) cause us to incur substantial additional legal, accounting and other expenses, (ii) result in additional shareholder, governmental or other actions, (iii) cause our customers, including the government contractors with which we deal, to lose confidence in us or cause a default under our contractual arrangements, (iv) cause a default under the Company’s arrangements with M&T Bank with respect to which, if the Bank chooses to exercise its remedies, the Company may not be able to obtain replacement financing or continue its operations, (v) result in delisting of the Company’s stock from the Exchange if the Company fails to meet any Exchange listing standard, or fails to comply with its listing agreement with the Exchange, during the twelve months ending July 9, 2014 or (vi) result in additional failures of the Company’s internal controls if the Company’s remediation efforts are not effective. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

(203) 972-9200

jnesbett@institutionalms.com